As filed with the Securities and Exchange Commission on June 27, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CombinatoRx, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	04-3514457
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

245 First Street

Sixteenth Floor

Cambridge, Massachusetts 02142

(617) 301-7000

(Address of principal executive offices, including zip code)

Amended and Restated 2004 Incentive Plan

(Full title of the plan)

Alexis Borisy, A.M.

President and Chief Executive Officer

245 First Street

Sixteenth Floor

Cambridge, Massachusetts 02142

(617) 301-7000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jason F. Cole, Esq.	Geoffrey Davis, Esq.
CombinatoRx, Incorporated	Ropes & Gray LLP
245 First Street, Sixteenth Floor	One International Place
Cambridge, MA 02142	Boston, MA 02110
Phone: 617-301-7000	Phone: 617-951-7000
Fax: 617-951-7010	Fax: 617-951-7050

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	12,000,000 shares	$8.86	$106,320,000	$11,449

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)             Represents (i) an additional 2,000,000 shares of Common Stock authorized for issuance under the Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and (ii) up to an additional 10,000,000 shares of Common Stock that may be added pursuant to the “evergreen” provision contained in the Plan. The “evergreen” provision provides that  on the first day of each of the Registrant’s fiscal years from 2007 through 2011 an additional number of shares to be added annually to the shares authorized for issuance under the Plan would equal the least of (a) 2,000,000 shares, (b) a number equal to 4% of then outstanding shares of the Registrant or (c) such lesser amount as determined by the board of directors.

(3)             The offering price of $8.86 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the Common Stock, as reported on the Nasdaq National Market on June 22, 2006.

Statement of Incorporation by Reference

This Registration Statement is being filed for the sole purpose of registering (i) an additional 2,000,000 of securities authorized for issuance under the Registrant’s Amended and Restated 2004 Incentive Plan (the “Plan”) and (ii) up to an additional 10,000,000 securities that may be added pursuant to the Plan’s “evergreen” provision which provides that on the first day of each of the Registrant’s fiscal years from 2007 through 2011 an additional number of shares to be added annually to the shares authorized for issuance under the Plan would equal the least of (a) 2,000,000 shares, (b) a number equal to 4% of then outstanding shares of the Registrant or (c) such lesser amount as determined by the board of directors.

This Registration Statement incorporates by reference the contents of the registration statement we filed on Form S-8 (File Nos. 333-131619) with the Securities and Exchange Commission on February 7, 2006 except with respect to Item 8.

Item 8.                          Exhibits.

Exhibit

4.1	Amended and Restated 2004 Incentive Plan (previously filed as Exhibit 10.1 to the Report on Form 8-K, No. 333-13301, and incorporated herein by reference).

4.2

Sixth Amended and Restated Certificate of Incorporation of CombinatoRx, Incorporated (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

4.3	Amended and Restated By-laws of CombinatoRx, Incorporated (previously filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 27th day of  June, 2006.

COMBINATORX, INCORPORATED

By:	/s/ Alexis Borisy
Name: Alexis Borisy
Title: President and Chief Executive Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURES	TITLE	DATE

/s/ Alexis Borisy	President, Chief Executive Officer and Director	June 27, 2006
Alexis Borisy

/s/ Robert Forrester	Chief Financial Officer	June 27, 2006
Robert Forrester

*	Director	June 27, 2006
Richard Aldrich

*	Director	June 27, 2006
Barbara Deptula

*	Director	June 27, 2006
Patrick Fortune

*	Director	June 27, 2006
Frank Haydu

/s/ Michael Kauffman	Director	June 27, 2006
Michael Kauffman

*	Director	June 27, 2006
Richard Pops

*By:	/s/ Robert Forrester
Robert Forrester
Attorney-in-Fact

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EXHIBIT INDEX

4.1	Amended and Restated 2004 Incentive Plan.

4.2	Sixth Amended and Restated Certificate of Incorporation of CombinatoRx, Incorporated.

4.3	Amended and Restated By-laws of CombinatoRx, Incorporated.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

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